SCHEDULE 14C INFORMATION
     Information Statement Pursuant to Section 14(c) of the Securities
                           Exchange Act of 1934

Check the appropriate box:
/ X / Preliminary information        /  / Confidential, for use of
      statement                           the Commission only (as
                                          permitted by Rule 14c-5(d)(2))
/  / Definitive information statement

                          WRT ENERGY CORPORATION
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             (Name of  Registrant as Specified in Its Charter)

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                          WRT ENERGY CORPORATION
                       1601 NW Expressway, Suite 700
                    Oklahoma City, Oklahoma 73118-1401
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                           INFORMATION STATEMENT
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     This Information Statement is being furnished to the shareholders of
WRT Energy Corporation, a Delaware corporation (the "Company"), in connection with a proposed amendment to the Company's certificate of incorporation (the "Amendment") to change the name of the Company to Gulfport Energy Corporation. The Company believes that the name "Gulfport Energy Corporation" more accurately reflects the strategic focus of the Company on oil and gas properties located along the Louisiana Gulf Coast.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, ON FEBRUARY 13, 1998, THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), is required to approve the Amendment. On February 13, 1998, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent in lieu of meeting approving the Amendment. Holders of the Company's Common Stock do not have appraisal rights in connection with approval of the Amendment.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     As of February 13, 1998, the Company had outstanding 22,071,357 shares of Common Stock. Each share of Common Stock entitles the owner thereof to one vote upon each matter submitted to a vote of stockholders. February 13, 1998 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of, and to vote upon, the approval of the Amendment. This Information Statement is
being furnished by the Company and was first mailed on or about           ,
1998 to holders of record of Company Common Stock as of the close of business on the Record Date. It is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, particularly Regulation 14C.

     The name change will not affect the validity or transferability of stock certificates presently outstanding or the trading of any of the Company's securities. This Company's stockholders will not be required to surrender for exchange any stock certificates presently held by them.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
            SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS INFORMATION STATEMENT.  ANY
                REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
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The date of this Information Statement is                    , 1998.

                          WRT ENERGY CORPORATION
                       1601 NW Expressway, Suite 700
                    Oklahoma City, Oklahoma  73118-1401

Dear Stockholders:

     WRT Energy Corporation, a Delaware corporation (the "Company"), has proposed to change its name to Gulfport Energy Corporation.

     On February 13, 1998, the Board of Directors of the Company unanimously approved the adoption of a proposed amendment to the Restated Certificate of Incorporation of the Company (the "Amendment") to change the name of the Company to Gulfport Energy Corporation.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT.

     On February 13, 1998, in accordance with Delaware law, the holders of a majority of the outstanding shares of Company Common Stock executed a written consent approving the Amendment. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Exchange Act of 1934. The Information Statement contains a more detailed description of the Amendment. I encourage you to read the Information Statement thoroughly.

                              Very truly yours,

                              /s/Gary C. Hanna

                              GARY C. HANNA
                              President

Oklahoma City, Oklahoma
                        , 1998